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                                                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in the Registration Statements listed below, of our report dated January 23, 1998, with respect to the consolidated financial statements of PNC Bank Corp. and subsidiaries incorporated by reference in this Annual Report on Form 10-K of PNC Bank Corp. for the year ended December 31, 1997.

Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan (No. 333-19003)

Form S-8 relating to the PNC Bank Corp. Supplemental Incentive Savings Plan and PNC Bank Corp. and Affiliates Deferred Compensation Plan (No. 333-18069)

Form S-8 relating to the PNC Retirement Savings Plan (No. 333-03901)

Form S-8 relating the PNC Bank Corp. Employee Stock Purchase Plan (No. 33-62311)

Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan of PNC Bank Corp. (No. 33-61083)

Post-Effective Amendment No. 1 to Form S-8 relating to the PNC Bank Corp. 1997 Long-Term Incentive Award Plan (No. 33-54960)

Post-Effective Amendment No. 1 on Form S-3 relating to the shelf registration of $500 million of debt securities of PNC Funding Corp., unconditionally guaranteed by PNC Bank Corp. (No. 33-42803)

Form S-8 relating to the 1987 Senior Executive Long-Term Award Plan of PNC Bank Corp. (now known as the PNC Bank Corp. 1992 Long-Term Incentive Award Plan) (No. 33-28828)

Post-Effective Amendment No. 1 (on Form S-8) to Form S-4 relating to the exercise of stock options assumed by PNC Bank Corp. in connection with the merger of a wholly-owned subsidiary of PNC Bank Corp. with and into Bank of Delaware Corporation (No. 33-25642)

Post-Effective Amendment No. 1 to Form S-8 relating to the PNC Bank Corp. Incentive Savings Plan (No. 33-25140)

Post-Effective Amendment No. 1 on Form S-8 relating to the Stock Option Plan of PNC Bank Corp. (No. 2-92181)

Post-Effective Amendment No. 2 on Form S-8 relating to the PNC Bank Corp. Employee Stock Purchase Plan (No. 2-83510)

Form S-8 relating to PNC Bank Corp. Employee Stock Purchase Plan (No. 333-25867)

Form S-3 relating to the shelf registration of $1.3 billion of debt securities of PNC Funding Corp., unconditionally guaranteed by PNC Bank Corp., and/or common stock and/or preferred stock of PNC Bank Corp. (No.
333-34709 and No. 333-34709-01)



                                                       /s/ ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
March 20, 1998